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                                   Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Forms S-8 pertaining to the 1991 Stock Option Plan, the 1991 Directors' Stock Option Plan and the 1991 Employee Stock Purchase and Dividend Reinvestment Plan, and on Form S-3 pertaining to the Monthly Stock Purchase Plan for Independent Agents of our report dated February 12, 1999, with respect to the consolidated financial statements and schedules of State Auto Financial Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                         /s/Ernst & Young LLP


Columbus, Ohio
March 26, 1999
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                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
   (a majority-owned subsidiary of State Automobile Mutual Insurance Company)


Report of Independent Auditors

The Board of Directors and Stockholders
State Auto Financial Corporation

We have audited the accompanying consolidated balance sheets of State Auto Financial Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedules listed in the Index at Item 14(a) (2). These consolidated financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of State Auto Financial Corporation and subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 1, the Company acquired the outstanding shares of Milbank Insurance Company from State Automobile Mutual Insurance Company on July 7, 1998 in a transaction accounted for similar to a pooling of interest. Accordingly, the Company's consolidated financial statements for each of the two years ended December 31, 1997 have been restated to include the financial position and operations of Milbank Insurance Company.


                                                         /s/Ernst & Young LLP


Columbus, Ohio
February 12, 1999